UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 15, 2018, Weatherford International plc (the “Company”) is appointing Stuart Fraser as Chief Accounting Officer and Corporate Controller. Mr. Fraser, 50, joined the Company in March 2015 as Vice President and Corporate Controller. In April 2016 he assumed the role of Vice President of Finance and Purchasing, Sourcing and Logistics for Global Operations. Prior to joining the Company, Mr. Fraser held a number of positions with increasing responsibility in the areas of finance, accounting and corporate tax with Schlumberger Limited and its affiliates, beginning in 1996. Mr. Fraser is a chartered accountant with 20 years of financial experience in the oilfield service industry and holds a Bachelors of Business degree in accounting from Edith Cowan University in Perth, Australia.

Mr. Fraser’s annual base salary is $425,000 and Mr. Fraser will be eligible to participate in the Company’s Executive Non-Equity Incentive Compensation Plan with a target bonus of 75% of his annual base salary.

The Company and one of its primary subsidiaries will enter into customary officer indemnification agreements (deeds of indemnity) with Mr. Fraser. The Company will also enter into its standard Change in Control Agreement with Mr. Fraser that has a term of two years, automatically renewing, and with severance payment based on a multiple of two.

There are no family relationships between Mr. Fraser and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Fraser that would require disclosure under Item 404(a) of Regulation S-K.

Effective April 15, 2018, Douglas M. Mills, Vice President and Chief Accounting Officer will be departing the Company. Prior to his departure, Mr. Mills will assist with the transition of his duties to Mr. Fraser. In connection with his departure, Mr. Mills will receive the benefits set forth in his Executive Employment Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and filed July 31, 2013.

Mr. Mills’ departure is not the result of any issue or concern with the Company’s accounting, financial reporting or internal control over financial reporting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: March 9, 2018

/s/ Christoph Bausch
Christoph Bausch
Executive Vice President and Chief Financial Officer